                                                                   Exhibit 10.23

                         AMENDED AND RESTATED GUARANTEE

                  GUARANTEE dated as of May 21, 1998 made by LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation (the "GUARANTOR") in favor of SILICON VALLEY BANK (the "BANK").

                              W I T N E S S E T H :

         WHEREAS, pursuant to the Loan Agreement dated as of September 26, 1997 among Lionbridge Technologies Holdings B.V. and Lionbridge Technologies B.V., each a Netherlands company with limited liability (together, the "BORROWERS") and the Bank (the "ORIGINAL LOAN AGREEMENT"), the Bank agreed, subject to the terms and conditions thereof, to make credit extensions to the Borrowers;

         WHEREAS, it was a condition precedent to the obligation of the Bank to make credit extensions to the Borrowers under the Original Loan Agreement that, among other things, the Guarantor shall have executed and delivered a guarantee of the obligations of the Borrowers under the Original Loan Agreement, including, without limitation, the Borrowers' obligations under their promissory note to the Bank issued pursuant to the Original Loan Agreement (the "ORIGINAL NOTE");

         WHEREAS, the Guarantor is the registered and beneficial owner of approximately 60.4% of the outstanding capital stock of Lionbridge Technologies Holdings B.V. which in turn is the registered owner of all the outstanding capital stock of Lionbridge Technologies, B.V. and as a consequence the Guarantor will derive benefit from the Bank's agreement to make Credit Extensions to the Borrowers;

         WHEREAS, the Guarantor entered into a Guarantee dated September 26, 1997 in favor of the Bank (the "ORIGINAL GUARANTEE");

         WHEREAS, the Borrowers wish to enter into a Loan Document Modification Agreement of even date amending the Original Loan Agreement (the Original Loan Agreement as so amended, and as the same may hereafter be further amended, modified, supplemented, extended or restated from time to time, the "Loan Agreement") pursuant to which they will issue to the Bank an Amended and Restated Note of even date herewith in the original principal amount of $8,000,000 (as the same may hereafter be amended, modified, increased, supplemented, extended or restated from time to time, the "Note");

         WHEREAS, it is a condition to the Bank's entering into the Loan Modification Agreement that the Guarantor enter into an amended and restated guarantee on the terms set forth in this guarantee (as the same may be amended, modified, supplemented, extended or restated from time to time, the "GUARANTEE");

         WHEREAS, the Guarantor now wishes to enter into this Guarantee in order to induce


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                                       -2-




the Bank to enter into the above referenced Loan Modification Agreement;

                  NOW, THEREFORE, in consideration of the premises and to induce the Bank to make advances and other extensions of credit to the Borrowers thereunder, the Guarantor hereby agrees with the Bank as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms which are defined in the Loan Agreement and used herein are so used as so defined. In addition, the following terms shall have the meanings set forth below:

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, operations, property, condition (financial or otherwise) or prospects of the Guarantor and its Subsidiaries taken as a whole, (b) the ability of the Guarantor to perform its obligations under this Guarantee, or (c) the validity or enforceability of this Guarantee, or the rights of the Bank hereunder.

                  "OBLIGATIONS" shall mean all obligations of the Borrowers to the Bank, whether such obligations are now existing or hereafter incurred or created, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including, without limitation, (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrowers) on any advance to the Borrowers under the Loan Agreement or the Note; (b) all other amounts (including, without limitation, any fees or expenses) payable by the Borrowers under the Loan Agreement, the Note or any other Loan Document; (c) all amounts payable to the Bank in connection with the issuance of any letter of credit by the Bank for the account of the Borrowers or any drawing thereunder, including without limitation, any reimbursement obligation and letter of credit fees payable under any letter of credit application or reimbursement agreement executed by the Borrowers in connection with any such letter of credit; and (d) any renewals, refinancings or extensions of any of the foregoing.

                  2. GUARANTEE. The Guarantor hereby unconditionally and irrevocably guarantees to the Bank the prompt and complete payment and performance by the Borrowers when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Bank) which may be paid or incurred by the Bank in enforcing, or obtaining advice of counsel in respect of, any of its rights under this Guarantee. The Guarantee shall remain in full force and effect until the Obligations are paid in full and the Bank's obligation to make Advances or other Credit Extensions under the Loan Agreement is terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

                  3. RIGHT OF SET-OFF. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits (general or special, time or demand, provisional or final, including, but not limited to indebtedness evidenced by a certificate of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Bank to the Guarantor may, at any time and from time to time after the occurrence of an Event of Default, without prior notice to the Guarantor or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived to the extent permitted by law) be set off, appropriated, and applied by the Bank against any and all obligations of the Guarantor to the Bank then due and payable in such manner as the Bank in its sole discretion may determine, and the Guarantor hereby grants the Bank a continuing security interest in such deposits and indebtedness for the payment and performance of such obligations.

                  4. SUBROGATION AND CONTRIBUTION. Until payment and performance in full of all the Obligations, the Guarantor irrevocably and unconditionally waives any and all rights to which it may be entitled, by operation of law or otherwise, (a) to be subrogated, with respect to any payment made by the Guarantor hereunder, to the rights of the Bank against the Borrowers, or otherwise to be reimbursed, indemnified or exonerated by the Borrowers in respect thereof or (b) to receive any payment, in the nature of contribution or for any other reason, from any other guarantor of the Obligations with respect to any payment made by the Guarantor hereunder.

                  5. EFFECT OF BANKRUPTCY STAY. If acceleration of the time for payment or performance of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrowers or any other Person or otherwise, all such amounts otherwise subject to acceleration shall nonetheless be payable by the Guarantor under this Guarantee forthwith upon demand.

                  6. RECEIPT OF LOAN DOCUMENTS, ETC. The Guarantor confirms, represents and warrants to the Bank that (i) it has received true and complete copies of the Loan Agreement, the Note and the other Loan Documents entered into as of the date hereof from the Borrowers, has read the contents thereof and reviewed the same with legal counsel of its choice; (ii) no representations or agreements of any kind have been made to the Guarantor which would limit or qualify in any way the terms of this Guarantee; (iii) the Bank has made no representation to the Guarantor as to the creditworthiness of the Borrowers; and
(iv) the Guarantor has established adequate means of obtaining from the Borrowers on a continuing basis information regarding the Borrowers' financial condition. The Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect the Guarantor's risks under this Guarantee, and the Guarantor further agrees that the Bank shall have no obligation to disclose to the Guarantor any information or documents acquired by the Bank in the course of its relationship with the Borrowers.

                  7. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS. The obligations of the Guarantor under this Guarantee shall remain in full force and effect without regard to, and shall not be released, altered, exhausted, discharged or in any way affected by any circumstance or condition (whether or not the Borrowers shall have any knowledge or notice thereof), including without limitation (i) any amendment or modification of or supplement to the Loan Agreement, the Note, or any other Loan Document, or any obligation, duty or agreement of the Borrowers or any other Person thereunder or in respect thereof,
(ii) any assignment or transfer in whole or in part of any of the Obligations,
(iii) any furnishing or


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                                       -4-



acceptance of any direct or indirect security or guaranty, or any release of or non-perfection or invalidity of any direct or indirect security or guaranty, for any of the Obligations, (iv) any waiver, consent, extension, renewal, indulgence, settlement, compromise or other action or inaction under or in respect of the Loan Agreement, the Note, or any other Loan Document, or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such instrument (whether by operation of law or otherwise), (v) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrowers or any other Person (other than the Guarantor) or any of their respective properties or creditors or any resulting release or discharge of any Obligations, (vi) the voluntary or involuntary sale or other disposition of all or substantially all the assets of the Borrowers or any other Person, (vii) the voluntary or involuntary liquidation, dissolution or termination of the Borrowers or any other Person, (viii) any invalidity or unenforceability, in whole or in part, of any term hereof or of the Loan Agreement, the Note, or any other Loan Document, or any obligation, duty or agreement of the Borrowers or any other Person (other than the Guarantor) thereunder or in respect thereof, or any provision of any applicable law or regulation purporting to prohibit the payment or performance by the Borrowers or any other Person (other than the Guarantor) of any Obligations, (ix) any failure on the part of the Borrowers or any other Person for any reason to perform or comply with any term of the Loan Agreement, the Note, or any other Loan Document or any other agreement, or (x) any other act, omission or occurrence whatsoever, whether similar or dissimilar to the foregoing. The Guarantor authorizes the Borrowers, each other guarantor in respect of Obligations and the Bank at any time in its discretion, as the case may be, to alter any of the terms of Obligations.

                  8. GUARANTOR AS PRINCIPAL. If for any reason the Borrowers or any other Person is under no legal obligation to discharge any Obligations, or if any other moneys included in Obligations have become unrecoverable from the Borrowers or any other Person by operation of law or for any other reason, including, without limitation, the invalidity or irregularity in whole or in part of any Obligation or of the Loan Agreement, the Note, or any other Loan Document, the legal disability of the Borrowers or any other obligor in respect of Obligations, any discharge of or limitation on the liability of the Borrowers or any other person or any limitation on the method or terms of payment under any Obligation, or of the Loan Agreement, the Note, or any other Loan Document, which may now or hereafter be caused or imposed in any manner whatsoever (whether consensual or arising by operation of law or otherwise), this Guarantee shall nevertheless remain in full force and effect and shall be binding upon the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all Obligations.

                  9. WAIVER OF DEMAND, NOTICE, ETC. The Guarantor hereby waives, to the extent not prohibited by applicable law, (i) all presentments, demands for performance, notice of nonperformance, protests, notices of protests and notices of dishonor in connection with the Obligations or the Loan Agreement, the Note, or any other Loan Document, including but not limited to notice of additional indebtedness constituting Obligations or the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Borrowers, the Bank, any endorser or creditor of the Borrowers or any other Person; (ii) any notice of any indulgence, extensions or renewals granted to any obligor with respect to Obligations; (iii) any requirement of diligence or promptness in the enforcement of rights under the Loan Agreement, the Note, or any other Loan Document, or any other agreement or instrument directly or indirectly relating thereto or to the Obligations; (iv) any enforcement of any present or future agreement or instrument relating directly or indirectly thereto or to the Obligations; (v) notice of any of the matters referred to in PARAGRAPH 8 above, (vi) any defense of any kind which the Guarantor may now have with respect to his liability under this Guarantee; (vii) any right to require the Bank, as a condition of enforcement of this Guarantee, to proceed against the Borrowers or any other Person or to proceed against or exhaust any security held by the Bank at any time or to pursue any other right or remedy in the Bank's power before proceeding against the Guarantor; (viii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of the Bank to file or enforce a claim against the estate (in administration, bankruptcy, or any other proceeding) of any other Person or Persons; (ix) any defense based upon an election of remedies by the Bank; (x) any defense arising by reason of any "one action" or "anti-deficiency" law or any other law which may prevent the Bank from bringing any action, including a claim for deficiency, against the Guarantor, before or after the Bank's commencement of completion of any foreclosure action, either judicially or by exercise of a power of sale; (xi) any defense based upon any lack of diligence by the Bank in the collection of any Obligation; (xii) any duty on the part of the Bank to disclose to the Guarantor any facts the Bank may now or hereafter know about the Borrowers or any other obligor in respect of Obligations; (xiii) any defense arising because of an election made by the Bank under Section 1111(b)(2) of the Federal Bankruptcy Code; (xiv) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; and (xv) any defense based upon or arising out of any defense which the Borrowers or any other Person may have to the payment or performance of Obligations (including but not limited to failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability and usury). Guarantor acknowledges and agrees that each of the waivers set forth herein on the part of the Guarantor is made with Guarantor's full knowledge of the significance and consequences thereof and that under the circumstances the waivers are reasonable. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by such law or public policy.

                  10. REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrowers or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  11. PAYMENTS. The Guarantor hereby agrees that the Obligations will be paid to the Bank without set-off or counterclaim in U.S. Dollars at the office of the Bank located at 3003 Tasman Drive, Santa Clara, California 95054, or to such other location as the Bank shall notify the Guarantor.

                  12. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that:


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                                       -6-



                  (a) CORPORATE EXISTENCE. The Guarantor is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, and is duly licensed or qualified as a foreign corporation in all states wherein the nature of its property owned or business transacted by it makes such licensing or qualification necessary.

                  (b) NO VIOLATION. The execution, delivery and performance of this Guarantee will not contravene any provision of law, statute, rule or regulation to which the Guarantor or any of its Significant Subsidiaries is subject or any judgment, decree, franchise, order or permit applicable to the Guarantor or any of its Significant Subsidiaries, or will conflict or will be inconsistent with or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Guarantor or any of its Significant Subsidiaries pursuant to the terms of any contractual obligation of the Guarantor or any of its Significant Subsidiaries, or violate any provision of the corporate charter or by-laws of the Guarantor.

                  (c) CORPORATE AUTHORITY AND POWER. The execution, delivery and performance of this Guarantee is within the corporate powers of the Guarantor and has been duly authorized by all necessary corporate action.

                 (d) ENFORCEABILITY. This Guarantee constitutes a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforceability may be subject to general principles of equity, whether such principles are applied in a court of equity or at law.

                 (e) GOVERNMENTAL APPROVALS. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Guarantee, or the taking of any action contemplated hereby or thereby.

                 (f) FINANCIAL STATEMENTS. The Guarantor has heretofore furnished the Bank with draft copies of the audited consolidated balance sheet of the Guarantor and its Subsidiaries as of December 31, 1997, and a draft of the related audited consolidated statements of income and of cash flows for the fiscal year of the Guarantor and its Subsidiaries ended on such date, examined by Coopers & Lybrand. Such financial statements (including in each case the related schedules and notes) fairly present the consolidated financial condition of the Guarantor and its Subsidiaries as of December 31, 1997, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

                 (g) The Guarantor has heretofore furnished the Bank with complete and


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                                       -7-



         correct copies of the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as of April 30, 1998, and the related consolidated statements of income and of cash flows for the four-month period ended on such date. Such financial statements (including in each case the related schedules and notes) fairly present the consolidated financial condition of the Guarantor and its Subsidiaries as of April 30, 1998, and the consolidated results of their operations and their consolidated cash flows for the four-month period ended on such date (subject to year-end audit adjustments).

                  (h) Neither the Guarantor nor any of its Subsidiaries has any material liabilities, contingent or otherwise, including liabilities for taxes or any unusual forward or long-term commitments or any guarantee, which are not disclosed by or included in the financial statements referred to above or in the notes thereto, and there has been no development or event, nor any prospective development or event, including any unrealized or anticipated losses from any unfavorable commitments of the Guarantor or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect. During the period from December 31, 1996 to the date hereof: (i) there has been no sale, transfer or other disposition by the Guarantor or any of its Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any Person) material in relation to the consolidated financial condition of the Guarantor and its Subsidiaries at December 31, 1996; and (ii) neither the Guarantor nor any of its Subsidiaries has made a Restricted Payment, or agreed or committed itself to make a Restricted Payment. For purposes hereof, "Restricted Payment" means, with respect to the Guarantor or any Subsidiary thereof, (a) any dividend or other distribution on any shares of capital stock of the Guarantor or such Subsidiary (except dividends payable solely in shares of capital stock or rights to acquire capital stock of the Guarantor, and dividends payable solely to the Guarantor or a Subsidiary of the Guarantor), or (b) any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of the capital stock of the Guarantor or a Subsidiary thereof or (ii) any option, warrant, convertible security or other right to acquire shares of the capital stock of the Guarantor or a Subsidiary thereof, other than, in either case, payments made solely to the Guarantor or a Subsidiary of the Guarantor, and (c) any required or optional payment of any principal of, or premium or interest on, or any required or optional purchase, redemption or other retirement or other acquisition of any subordination debt issued by Guarantor or a Subsidiary of Guarantor.

                  (i) All financial statements (including in each case the related schedules and notes) referred to above have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the Accountants and as disclosed therein).

                 (j) LITIGATION. There are no actions, suits or proceedings pending or, to the Guarantor's knowledge, threatened against or affecting the Guarantor or any of its Subsidiaries before any governmental authority, which in any one case or in the aggregate, if determined adversely to the interests of the Guarantor or any Subsidiary thereof, would have a Material Adverse Effect.

                 (k) COMPLIANCE WITH OTHER INSTRUMENTS; COMPLIANCE WITH LAW. Neither the Guarantor nor any Subsidiary thereof is in default under
         (i) any contractual obligation, where such default could have a Material Adverse Effect, or (ii) the terms of any agreements relating to any Indebtedness of the Guarantor or such Subsidiary.


                 (l) Neither the Guarantor nor any Subsidiary thereof is in default with respect to any applicable statute, rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over the Guarantor or any Subsidiary thereof which could reasonably be expected to have a Material Adverse Effect.

                  (m) SUBSIDIARIES. The Guarantor has no Subsidiaries except as set forth on attached Schedule A. The Guarantor represents that Lionbridge Technologies France, a private company organized under the laws of France ("Lionbridge-France") is a wholly-owned subsidiary of Lionbridge Technologies Holdings B.V. ("Holdings"). Neither Lionbridge-France nor Lionbridge-Ireland is subject to any restriction or constraint under any agreement, contract or arrangement to which it is a party (including without limitation in connection with any financing), or, except as described on SCHEDULE A, under applicable law that would impede or interfere with their ability to declare and pay cash dividends to Holdings or to borrow funds from or advance funds to any member of the Consolidated Group (collectively, a "Cash Transfer Restriction").

                  (n) INVESTMENT COMPANY STATUS; LIMITS ON ABILITY TO INCUR INDEBTEDNESS. The Guarantor is not an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended. The Guarantor is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

                  (o) TITLE TO PROPERTY. The Guarantor and each of its Subsidiaries has good and marketable title to all of its properties and assets, in each case including the properties and assets reflected in the consolidated balance sheet of the Guarantor and its Subsidiaries as December 31, 1996, except properties and assets disposed of since that date in the ordinary course of business, and none of such properties or assets is subject to (i) any Lien except for Permitted Liens, or (ii) a defect in title or other claim other than defects and claims that, in the aggregate, would have no Material Adverse Effect. The Guarantor enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which could reasonably be expected to have a Material Adverse Effect. All such leases are valid and subsisting and are in full force and effect.

                  (p) ERISA PLANS. Each "employee benefit plan," "employee pension benefit plan," "defined benefit plan," or "multiemployer plan," which the Guarantor has established or maintained or to which the Guarantor is required to contribute (collectively, the "PLANS") is in compliance in all material respects with all applicable provisions of ERISA and the Internal Revenue Code of 1986 as amended, and the rules and regulations thereunder, except where failure to so comply would not have a Material Adverse Effect. There have been no "prohibited transactions" under ERISA with respect to the Plans which would result in any material liability to the Guarantor under ERISA or the Code. As used in the Loan Documents, the terms "employee benefit plan," "employee pension benefit plan," "defined benefit plan," and "multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA. The Guarantor thereof has not incurred any material
         "accumulated funding deficiency" within the meaning of ERISA or incurred any material liability to the PBGC in connection with a Plan (or other class of benefit which the PBGC has elected to insure) established or maintained by the Guarantor.

                  (q) TAXES. All tax returns of the Guarantor and its Subsidiaries required to be filed have been timely filed, all taxes, fees and other governmental charges (other than those being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established and, in the case of AD VALOREM taxes or betterment assessments, no proceedings to foreclose any lien with respect thereto have been commenced and, in all other cases, no notice of lien has been filed or other action taken to perfect or enforce such lien) shown thereon which are payable have been paid. The charges and reserves on the books of the Guarantor and its Subsidiaries in respect of all income and other taxes are adequate, and the Guarantor knows of no additional assessment or any basis therefor. The Federal income tax returns of the Guarantor and its Subsidiaries have not been audited within the last three years, all prior audits have been closed, and there are no unpaid assessments, penalties or other charges arising from such prior audits.

                  (r) REPRESENTATIONS OF BORROWERS. The representations and warranties of the Borrowers set forth in Section 5 of the Loan Agreement are true and correct as of the date thereof.

                  13. COVENANTS. The Guarantor hereby covenants and agrees with the Bank that, from and after the date of this Guarantee until the Obligations are paid in full and the obligation of the Bank to make Advances or other Credit Extensions is terminated:

                  (a) BORROWERS' COVENANTS. The Guarantor shall cause the Borrowers to comply with and discharge all of their covenants and agreements contained in the Loan Agreement.

                  (b) QUICK RATIO. Commencing with the fiscal quarter ending March 31, 1999, the Guarantor shall cause the Consolidated Group to maintain at the end of each such fiscal quarter a ratio of Quick Assets to Current Liabilities of not less than 0.75 to 1.0.

         For purposes of this subparagraph (b), "Quick Assets" shall mean, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable and investments with maturities of less than 90 days of the Consolidated Group determined in accordance with GAAP; and "Current Liabilities" shall mean, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of the Guarantor and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under the Loan Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of the Guarantor, a Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding any Indebtedness incurred by the Guarantor or any Subsidiary that is subordinated to debt owing by the Guarantor or any Subsidiary to the Bank on terms acceptable to the Bank and is identified as such by the Bank ("Subordinated Debt").

                  (c) MINIMUM EBITDA. The Guarantor shall cause the Consolidated Group to have at the end of each of the following fiscal quarters minimum EBITDA not less than the respective amounts set forth below opposite such fiscal quarter:


        Fiscal Quarter                                 Minimum Ebitda
        --------------                                 --------------

Quarter Ending 6/30/98                                 ($500,000)

Quarter Ending 9/30/98                                 $500,000

Quarter Ending 12/31/98                                $1,000,000

Quarter Ending 3/31/99 and thereafter                  $750,000


         For purposes of this subparagraph (c) "EBITDA" means, for any applicable fiscal period, consolidated net income (or loss) after taxes for such period of the Guarantor and its Subsidiaries as determined in accordance with GAAP, plus the following to the extent deducted in computing the foregoing: (i) Interest Expense (as defined below); (ii) taxes; (iii) depreciation; and (iv) amortization of good will and other intangibles. "Interest Expense" means, for any applicable fiscal period, the sum of the aggregate amount of interest required to be paid in cash during such period on Indebtedness of the Guarantor and its Subsidiaries (on a consolidated basis).

                  (d) FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. The Guarantor shall deliver to Bank: (i) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering the consolidated operations of the Consolidated Group during such period, in a form and certified by an officer of the Guarantor reasonably acceptable to Bank; (ii) as soon as available, but in any event within ninety (90) days after the end of the fiscal year of the Consolidated Group, audited consolidated and consolidating financial statements of the Consolidated Group, prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iii) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by the Guarantor and the Borrowers to their security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K or similar reports filed with the Securities and Exchange Commission or any other public authority; (iv) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against the Guarantors, any Borrower or any Designated

         Subsidiary that could result in damages or costs of Five Hundred Thousand Dollars ($500,000) or more; and (v) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

                  Within thirty (30) days after the last day of each month, the Guarantor shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT A hereto.

                  Bank shall have a right from time to time hereafter to audit the books and records of Guarantor at Guarantor's expense, provided that such audits will be conducted no more often than twice in any year unless an Event of Default has occurred and is continuing.

                  (e) NO CASH TRANSFER RESTRICTIONS. The Guarantor shall not permit Lionbridge-France, Lionbridge-Ireland, any other Designated Subsidiary or any other direct or indirect Subsidiary of the Guarantors or the Borrowers to become subject to any Cash Transfer Restriction.

                  14. SUBORDINATION OF CLAIMS AGAINST BORROWERS. Without limiting the provisions of PARAGRAPH 4 hereof, the Guarantor hereby irrevocably agrees that any and all claims which the Guarantor may now or hereafter have against the Borrowers or any other guarantor of the Obligations, including, without limitation, the benefit of any setoff or counterclaim or proof against dividend, composition or payment by the Borrowers or such other guarantor, shall be subject and subordinate to the prior payment in full of all of the Obligations to the Bank. After the occurrence and during the continuation of an Event of Default, the Guarantor shall not claim from the Borrowers or such other guarantor, or with respect to any of their respective properties, any sums which may be owing to the Guarantor, or have the benefit of any setoff or counterclaim or proof against dividend, composition or payment by the Borrowers or such other guarantor, until all the Obligations shall have been paid in full. Should any payment or distribution or security or the benefit of proceeds thereof be received by the Guarantor upon or with respect to amounts due to him from the Borrowers or any other guarantor of the Obligations after an Event of Default has occurred and is continuing and prior to the payment in full of all Obligations, the Guarantor will forthwith deliver the same to the Bank in precisely the form received (except for endorsement or assignment where necessary), for application in or towards repayment of the Obligations and, until so delivered, the same shall be held in trust as property of the Bank. In the event of the failure of the Guarantor to make any such endorsement or assignment, the Bank is hereby irrevocably authorized to make the same on behalf of the Guarantor.

                  15. SEVERABILITY. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  16. PARAGRAPH HEADINGS. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  17. NO WAIVER, CUMULATIVE REMEDIES. The Bank shall not by any act (except by a written instrument pursuant to PARAGRAPH 18 hereof), delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  18. MISCELLANEOUS. This Guarantee constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. This Guarantee supersedes and restates in its entirety that certain Guarantee of the Guarantor dated as of September 26, 1997, in favor of the Bank, which prior Guarantee shall no longer be of any further force and effect. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Bank, provided that any provision of this Guarantee may be waived by the Bank in a letter or agreement executed by the Bank or by telecopy from the Bank. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Bank and its successors and assigns.

                  19. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; GOVERNING LAW. THE GUARANTOR AND THE BANK BY ITS ACCEPTANCE HEREOF EACH HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM WHICH ARISES OUT OF, BASED UPON OR BY REASON OF THIS GUARANTEE, ANY LOAN DOCUMENT (AS DEFINED IN THE LOAN AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE GUARANTOR, AND SHALL BE SUBJECT TO NO EXCEPTIONS.

         BY ITS EXECUTION AND DELIVERY OF THIS GUARANTEE, THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS GUARANTEE, ANY LOAN DOCUMENT (AS DEFINED IN THE LOAN AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED BY ANY SUCH COURT

IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

         THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

                  20. NOTICES. All notices under this Guarantee shall be in writing, and shall be delivered by hand, by an internationally recognized commercial overnight delivery service, by U.S. first class mail or by telecopy, delivered, addressed or transmitted, if to the Bank, at its address or telecopy number set forth in the Loan Agreement, and if to the Guarantor, at its address or telecopy number set out below its signature in this Guarantee. Such notices shall be effective (a) in the case of hand deliveries, when received, (b) in the case of an overnight delivery service, on the next Business Day after being placed in the possession of such delivery service, with delivery charges prepaid, (c) in the case of mail, three days after deposit in the U.S. postal system, first class postage prepaid and (d) in the case of telecopy notices, when electronic indication of receipt is received. Either party may change its address and telecopy number by written notice to the other.

         IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

                                             LIONBRIDGE TECHNOLOGIES, INC.



                                             By
                                               ---------------------------------
                                               Name:  Stephen J. Lifshatz
                                               Title:    Chief Financial Officer

                                             Address for Notices:

                                             Lionbridge Technologies, Inc.
                                             950 Winter Street, Suite 4300
                                             Waltham, MA  02154

                                             Telecopy No.:  (617) 890-3799

Accepted and agreed to:

SILICON VALLEY BANK

By:
   -----------------------------------
         Andrew H. Tsao
         Vice President

                                   SCHEDULE A

           GUARANTOR'S (LIONBRIDGE TECHNOLOGIES, INC.'S) SUBSIDIARIES

Lionbridge Technologies, Inc. owns 60% of Lionbridge Technologies Holdings B.V.

Lionbridge Technologies Holdings B.V. wholly owns Lionbridge Technologies Ireland, Lionbridge Technologies B.V., and Lionbridge Technologies France.

                                    EXHIBIT A
                             COMPLIANCE CERTIFICATE


TO:        SILICON VALLEY BANK

FROM:      Lionbridge TECHNOLOGIES, INC.


         The undersigned authorized officer of Lionbridge Technologies, Inc. (the "Guarantor") hereby certifies that in accordance with the terms and conditions of the Guarantee in favor of Bank (the "Guarantee"), (i) except as noted below, Consolidated Group is in complete compliance for the period ending _______ with all required financial covenants set forth herein and the Borrowers are in complete compliance with their covenants as set forth in the Loan Agreement to which they are a party and (ii) all representations and warranties of Guarantor in the Guarantee and Borrowers stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

                   PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.


         Reporting Covenant                          Required                                     Complies
         ------------------                          --------                                     --------

         Monthly financial statements           Monthly within 30 days                      Yes              No
         Annual (CPA Audited)                   FYE within 90 days                          Yes              No
         10Q and 10K                            Within 5 days after filing                  Yes              No
                                                with the SEC
         A/R & A/P Agings                       Monthly within 30 days                      Yes              No
         A/R Audit                              Initial and Semi-Annual                     Yes              No


         Financial Covenant                          Required            Actual                   Complies
         ------------------                          --------            ------                   --------

         Maintain for the quarters indicated:

           Minimum Quarterly Quick Ratio
           commencing with the quarter
           ending March 31, 1999                     0.75 to 1.0         _____:1.0                Yes              No

           Minimum Profitability
               Quarter Ending 6/30/98                 ($500,000)         $________                Yes              No
               Quarter Ending 9/30/98                  $500,000          $________                Yes              No
               Quarter Ending 12/31/98               $1,000,000          $________                Yes              No
               Quarter Ending 3/31/99
                        and thereafter                 $750,000          $________                Yes              No

COMMENTS REGARDING EXCEPTIONS:  See Attached.


Sincerely,


-----------------------------------
SIGNATURE

TITLE:
      -----------------------------

DATE:
     ------------------------------